                                                                   Exhibit 10.1

                        2008 INCENTIVE STOCK OPTION PLAN
                    OF UNION BANKSHARES, INC. AND SUBSIDIARY

                                  SECTION ONE
                                  DEFINITIONS

      As used herein:

      (a) "Corporation" means Union Bankshares, Inc.

      (b) "Code" means the Internal Revenue Code, as amended.

      (c) "Committee" means the stock option committee, as described in Section Three.

      (d) "Effective Date" means the effective date of this Plan, as determined under Article Eighteen.

      (e) "Eligible Employees" means those officers and other key employees, including division managers and department heads, employed by the Corporation or any parent or Subsidiary, who are selected by the Committee from time to time to receive stock options, as provided in Section Three.

      (f) "Extended Option Period" means the extended period for exercise of options following termination of the Optionee's employment, as provided in
Section 8, paragraphs (a), (b), (c) or (d) and as applicable in the circumstances.

      (g) "Fair Market Value" means, as of any given date, with respect to a share of the Corporation's Common Stock, the price per share determined by the Committee, consistent with Code Section 422 and Treasury Regulations thereunder. To the extent not inconsistent with Code Section 422 and applicable regulations, for so long as the Corporation's Common Stock is listed for trading on a national securities exchange, the per share market value of such stock on any given date shall be deemed to be the price at which the Corporation's Common Stock was last sold on such exchange on such date, or, if there shall be no sale on such date, the next preceding date on which a sale shall have occurred.

      (h) "Optionee" means an Eligible Employee to whom a stock option has been awarded under the Plan.

      (i) "Plan" means this 2008 Incentive Stock Option Plan of Union Bankshares, Inc. and Subsidiary.

      (j) "Retirement" means the Optionee's retirement from employment by the Corporation or any parent or Subsidiary on or after the Optionee's normal retirement date or early retirement date, as provided in the Corporation's defined benefit pension plan, or any successor broad-based retirement plan designated by the Committee.

      (k) "Subsidiary" means Union Bank, and any successor corporation or entity, and shall also mean and include any other corporation or entity, at least 50% of the combined voting stock of which is hereafter owned or controlled by the Corporation, and any successor to such other corporation or entity.

      (l) "Ten Percent Shareholder" means a person who at the time of a stock option grant owns in excess of ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent or Subsidiary of the Corporation.

      (m) "Termination Date" means the date of the termination of this Plan, as determined under Article Eighteen.

                                  SECTION TWO
                                    PURPOSES

      The purposes of the Plan are:

      (a) To encourage a sense of proprietorship on the part of designated officers and other key employees who will have key roles in fostering the continued growth and success of the Corporation and its Subsidiary;

      (b) To recognize past valuable services of such key employees;

      (c) To furnish such key employees with further incentive to develop and promote the business and financial success of the Corporation and its Subsidiary, and thereby to enhance shareholder value; and

      (d) To induce such key employees to continue in the service of the Corporation and its Subsidiary, by providing a means whereby such key employees may be given an opportunity to purchase stock in the Corporation.

                                 SECTION THREE
                                 ADMINISTRATION

      (a) The Plan shall be administered by a stock option committee consisting of all the members of the Board of Directors of the Corporation who are not eligible to receive options under the Plan and who qualify as "Non-Employee Directors" under Securities and Exchange Commission Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. A majority of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members.

      (b) Subject to the express provisions of the Plan, the Committee shall have full power and authority, in its discretion, to determine initially and from time to time those Eligible Employees to whom options are to be granted and to establish the terms on which options are granted and may be exercised, not inconsistent with this Plan, including the times when such options shall be granted or may be exercised and the number of shares to be covered by each option. The contributions of individuals in furthering the interests of the Corporation and its Subsidiary shall be the primary guide for the Committee in apportioning the number of shares to be optioned to key employees, but the Committee may take into consideration such other factors as it may deem relevant in its discretion, including, without limitation, the position held by the employee, his or her longevity of service and overall compensation.

      (c) Options granted under the Plan shall be in writing and in the form of an option agreement or other writing intended to be legally binding and enforceable on the Corporation, as the Committee may determine in its discretion from time to time.

      (d) Subject to the express provisions of the Plan, the Committee shall also have the power and authority to construe and interpret the Plan and any option agreements entered into hereunder, and to make all other determinations necessary or advisable for administering the Plan. The determination of the Committee on all matters referred to in this section shall be final and conclusive.

                                  SECTION FOUR
                                  ELIGIBILITY

      (a) Options may be granted only to Eligible Employees who are selected from time to time by the Committee in accordance with Section Three, paragraph
(b).

      (b) Any grant of a stock option to an Eligible Employee who is a Ten Percent Shareholder shall comply with the special provisions set forth in Section Six, paragraph (b) and Section Seven, paragraph (b) with respect to the option exercise price and duration in addition to other applicable provisions of this Plan.

                                  SECTION FIVE
                             SHARES SUBJECT TO PLAN

      (a) The stock to be issued upon exercise of options granted under this Plan shall consist of authorized but unissued shares of the Corporation's $2.00 par value Common Stock and/or shares of such Common Stock held in treasury. Subject to adjustment in accordance with Section Fourteen, the aggregate number of shares of Common Stock that may be delivered upon exercise of all options granted under this Plan shall not exceed fifty thousand (50,000) shares. The Corporation will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

      (b) If any option granted under the Plan expires, terminates or is canceled without having been exercised in full, the number of shares of Common Stock as to which the option has not been exercised shall become available for future grants under the Plan.

      (c) All shares issued upon the exercise of an option shall be fully paid and nonassessable. For so long as the Corporation's Common Stock is traded on a national securities exchange, the Corporation shall take all appropriate action for the shares issuable pursuant to this Plan to be approved for listing upon issuance. Notwithstanding the foregoing, nothing in this Plan shall be deemed to require the Corporation to continue to list its Common Stock for trading on any national exchange or other trading facility.

      (d) Unless otherwise determined by the Committee, no fractional share of the Corporation's Common Stock shall be issued or transferred upon exercise of an option under the Plan.

                                  SECTION SIX
                                  OPTION PRICE

      (a) The purchase price of the shares issuable upon exercise of options granted under the Plan shall be not less than the Fair Market Value of the Corporation's Common Stock at the time such option is granted, as determined by the Committee in accordance with the provisions of this Plan.

      (b) Notwithstanding any other provision of this Plan, if an option is granted under this Plan to an Eligible Employee who is a Ten Percent Shareholder at the time of such option grant, the purchase price of the shares under such option shall be not less than one hundred and ten percent (110%) of the Fair Market Value of such shares on the date the option is granted.

                                 SECTION SEVEN
                              DURATION OF OPTIONS

      (a) The Committee shall have the authority to establish the time or times when each option shall become exercisable and the duration of the exercise period, in conformity with the provisions hereof.

      (b) Unless sooner terminated under Section Eight, options granted hereunder shall continue for the period specified by the Committee, which period shall not exceed ten (10) years from the date of grant, or five (5) years in the case of a grant to an Optionee who is a Ten Percent Shareholder.

                                 SECTION EIGHT
                             TERMINATION OF OPTIONS

      (a) Unless otherwise provided under the terms of an option grant, in the event of termination of the Optionee's employment with the Corporation or any parent or Subsidiary of the Corporation for any cause (other than the death, Retirement or disability of the Optionee, or termination for just cause), including by reason of voluntary resignation or involuntary lay off, (i) each vested, unexpired, unexercised option held by such Optionee hereunder shall continue to be exercisable during the period ending on the earlier of the option's specified expiration date or three (3) months after the date on which the Optionee's employment terminated; and (ii) each unvested option shall terminate upon termination of employment. Any options remaining unexercised upon expiration of the Extended Exercise Period provided in clause (i) of the preceding sentence of this paragraph (a) shall terminate upon such expiration.

      (b) Unless otherwise provided under the terms of an option grant, in the event of the Retirement of the Optionee, (i) each unvested option shall immediately vest and become exercisable, and (ii) each unexpired, unexercised option (including options referred to in clause (i)) shall be and remain exercisable during the period ending on the earlier of the option's specified expiration date, or three (3) months after the date of the Optionee's Retirement. Any option remaining unexercised upon expiration of the Extended Exercise Period provided in this paragraph (b) shall terminate upon such expiration.

      (c) Unless otherwise provided under the terms of an option grant, in the event of termination of the Optionee's employment with the Corporation or any parent or Subsidiary of the Corporation, by reason of the Optionee's permanent disability, (i) each unvested option shall immediately vest and become exercisable, and (ii) each unexpired, unexercised option (including options referred to in clause (i)) held by such Optionee shall be and remain exercisable during the period ending on the earlier of the option's specified expiration date or twelve (12) months after the date of the Optionee's termination of employment. Any option remaining unexercised upon expiration of the Extended Exercise Period provided in this paragraph (c) shall terminate upon such expiration. An Optionee will be deemed permanently disabled if the Committee determines he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

      (d) Unless otherwise provided under the terms of an option grant, in the event of the death of the Optionee, (i) each unvested option shall immediately vest and become exercisable, and (ii) each unexpired, unexercised option (including options referred to in clause (i)) held by such Optionee at the time of his death shall be and remain exercisable until the specified expiration date of such option. Any option remaining unexercised upon expiration of the Extended Exercise Period provided in this paragraph (d) shall terminate upon such expiration. After the death of the Optionee, exercise of his or her stock options shall be by the legal representative of his or her estate, or by the person or persons to whom the Optionee's rights under the option or options shall have passed by will or the laws of descent and distribution, subject to such documentary requirements as the Committee may reasonably require.

      (e) In the event of termination of the Optionee's employment with the Corporation or any parent or Subsidiary of the Corporation for just cause, each unexpired, unexercised option held by such Optionee, whether or not then vested, shall terminate immediately upon such termination of employment.

                                  SECTION NINE
                              EXERCISE OF OPTIONS

      (a) Subject to the terms and conditions of the Plan, options may be exercised by written notice to the Corporation at its principal office at Morrisville, Vermont, and addressed to the attention of the Secretary, in such form as the Committee may approve from time to time, or as may be provided in any option agreement(s) relating to such options.

      (b) Subject to Section Eight, paragraphs (b), (c) and (d) and Section Fourteen, paragraph (b), no option may be exercised unless and until the Optionee shall have remained in the continuous employ of the Corporation for twelve (12) months from the date such option was granted.

      (c) An option may be exercised either at one time as to the total number of shares covered thereby, or from time to time as to any portion thereof in units of one hundred (100) shares or multiples thereof.

      (d) Upon the exercise of an option, a certificate or certificates evidencing the shares as to which the option is exercised shall be delivered to the person exercising the option. The certificate may contain such legends, including restrictive legends, as to matters under applicable securities laws, as the Committee may determine in its discretion. Notwithstanding the foregoing, the Committee may in its discretion issue uncertificated shares in book entry form upon the exercise of an option in lieu of certificates as to some or all of the shares so issued.

      (e) Until an Optionee has made payment of the option price, has paid or has had satisfied any applicable withholding taxes, and has had issued to him a certificate or certificates for the shares so acquired (or evidence of the issuance of uncertificated shares), the Optionee shall have no rights as a shareholder of the Corporation with respect to the stock issuable upon exercise of the option.

                                  SECTION TEN
                                    PAYMENT

      Payment of the purchase price for shares purchased under options granted under the Plan must be made in full, in cash or in other shares of the Corporation's Common Stock already owned by the Optionee, or in a combination of cash and Common Stock, at the time of the exercise of the option. In the event that payment for the optioned shares is made in whole or in part with previously owned shares of the Corporation's Common Stock, such shares will be valued at their Fair Market Value on the date of the exercise of the option, as determined by the Committee in accordance with the terms of this Plan. The Committee may adopt such procedures for effectuating payment of the purchase price through the surrender of previously owned shares as it may deem appropriate.

                                 SECTION ELEVEN
                         NONTRANSFERABILITY OF OPTIONS

      An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by him.

                                 SECTION TWELVE
                      AGREEMENT TO CONTINUE IN EMPLOYMENT

      (a) Each Eligible Employee to whom an option is granted shall, in consideration of the granting of such option to him, agree that he will remain in the continuous service of the Corporation, at the pleasure of the Corporation, as an officer or employee for a period of at least one (1) year from the date of the granting of the option, except for termination of employment by reason of death, disability, or Retirement.

      (b) Nothing in this Plan or in any option granted hereunder shall be deemed to confer on any individual any right to continue in the employ of the Corporation or to interfere in any way with the right of the Corporation to terminate his employment at any time.

                                SECTION THIRTEEN
                            LIMITATION OF LIABILITY

      Neither the Corporation, any Subsidiary, nor the Committee or any member thereof shall be liable to any Optionee or other person as to (i) the non-issuance or sale of shares of Common Stock upon exercise of an option as to which the Corporation, after the exercise in good faith of its reasonable best efforts, has been unable to obtain from any regulatory body having jurisdiction the authorization deemed by Corporation's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequences expected, but not realized, by any Optionee or other person relating to the exercise of any option granted under this Plan.

                                SECTION FOURTEEN
                              ADJUSTMENT OF SHARES

      (a) In the event of a merger, consolidation, plan of share exchange, reorganization, recapitalization, reclassification of stock, stock dividend, split-up, or other change in the corporate structure or capitalization of the Corporation affecting the Corporation's Common Stock as presently constituted, appropriate adjustments shall be made by the Committee to preserve the economic benefits or potential benefits of option awards under this Plan, including, without limitation, adjustments in the aggregate number and kind of shares subject to the Plan, the maximum number and kind of shares for which options may be granted in any calendar year, the maximum number and kind of shares for which options may be granted to any one employee, and the number and kind of shares and the price per share subject to outstanding options.

      (b) Upon consummation of a merger, consolidation, plan of share exchange or other form of reorganization of the Corporation with or into another corporation (other than a merger, consolidation, or other form of reorganization in which the Corporation is the surviving corporation), a sale or transfer of all or substantially all of the assets of the Corporation or a tender or exchange offer for the Corporation's Common Stock made by any other corporation, person or entity resulting in a change in control of the Corporation, all options held by any Optionee shall thereupon be deemed fully vested and exercisable by the Optionee for the remainder of the exercise period specified in such option; provided, however, that such options shall be subject to adjustment under paragraph (a) of this Section Fourteen as the Committee may deem appropriate.

                                SECTION FIFTEEN
                              COMPLIANCE WITH LAW

      (a) The stock options issued under this Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The provisions of this Plan and of any option granted hereunder shall be interpreted and administered in a manner consistent with the requirements for incentive stock options under Section 422.

      (b) The Committee may require that each Optionee and each other person who shall exercise an option shall represent and warrant at the time of exercise that all shares purchased pursuant to such option are being purchased for investment and not with a view to the distribution or resale thereof, within the meaning of federal and state securities laws.

      (c) If, at any time, the Committee shall determine in its discretion that the registration or qualification of some or all of the shares covered by this Plan under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of such shares on the exercise of any option granted hereunder, the delivery of such shares shall be deferred until such registration or qualification shall have been effected. In the event the Committee determines that registration or qualification of shares covered by any option granted hereunder is necessary or desirable, the Corporation shall, at its expense, take such action as may be required to effect such registration or qualification.

      (d) It is intended that this Plan shall meet the exemption requirements for incentive stock option plans under Section 409A of the Code. Accordingly, this Plan and the option grants made hereunder shall be interpreted and administered in a manner consistent with preserving the exemption from Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that this Plan or any option granted hereunder may be subject to Section 409A, the Committee may adopt such amendments to the Plan, the terms of the option and any related option agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt this Plan or the option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the option(s), or (ii) comply with the requirements of Section 409A.

                                SECTION SIXTEEN
                      TIME LIMITATION ON GRANT OF OPTIONS

      No option shall be granted pursuant to this Plan later than ten (10) years following the date of the adoption of the Plan by resolution of the Board of Directors.

                               SECTION SEVENTEEN
                 SUSPENSION, AMENDMENT, OR TERMINATION OF PLAN

      Unless the Plan shall have been earlier terminated by the Corporation's Board of Directors, the Plan shall terminate ten (10) years following the date upon which the Plan was adopted by resolution of the Board of Directors. The Board of Directors shall have the right, at any time, to suspend, amend, or terminate the Plan; provided, however, that, unless duly approved by vote of the holders of the Corporation's Common Stock at any annual or special meeting, no amendment shall increase the total number of shares that shall be the subject of the Plan or change the formula for determining the purchase price for the optioned shares, or change the group of employees entitled to receive options; and provided further that no termination or expiration of the Plan, nor any action by the Board of Directors in amending or suspending the Plan, shall affect or impair the rights of an Optionee under any option previously granted under the Plan, without the written consent of such Optionee. No option may be granted during any suspension or after termination or expiration of the Plan.

                                SECTION EIGHTEEN
                        EFFECTIVE DATE AND TERM OF PLAN

      (a) This Plan shall become effective upon its ratification by the shareholders of the Corporation, following its adoption and approval by the Board of Directors. Unless this Plan shall have been approved by vote of the shareholders of the Corporation at an annual or special meeting of such shareholders within twelve (12) months following the date upon which this Plan is adopted by the Board of Directors, the Plan shall be of no further force and effect and any option granted hereunder shall be null and void.

      (b) Unless sooner terminated by the Corporation's Board of Directors, this Plan shall continue in effect from the Effective Date until the day before the tenth anniversary of the approval of the Plan by the Board of Directors (the "Termination Date"). Options granted prior to the Termination Date shall remain in effect until their exercise, surrender, cancellation, expiration or termination in accordance with the terms of this Plan and the option grant.

                                SECTION NINETEEN
                                 GOVERNING LAW

      This Plan shall be governed by the laws of the State of Vermont without regard to the principles of conflict of laws. In the event any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not effect the validity, legality or enforceability of any other provision of this Plan.

                                 SECTION TWENTY
                                SUCCESSORS BOUND

      The provisions of this Plan and the terms of any outstanding option grants hereunder shall be binding upon any successor or assignee of the Corporation.




Adopted by Board of Directors:  April 2, 2008
Approved by Shareholders:  May __, 2008